Exhibit 3.53

Exhibit 3.53 *050102* ROSS MILLER Secretary of State 204 North Carson Street, Suite 4 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov Articles of Organization Limited-Liability Company (PURSUANT TO NRS CHAPTER 86) Filed in the office of Document Number 20090743941-29 Ross Miller Secretary of State State of Nevada Filing Date and Time 10/16/2009 4:05 PM Entity Number E0550362009-0 USE BLACK INK ONLY—DO NOT HIGHLIGHT (This document was filed electronically.) ABOVE SPACE IS FOR OFFICE USE ONLY 1. Name of Limited-Liability Company: (must contain approved limited-liability company wording; see instructions) Rio Grande Health Holdings LLC Check box if a series Limited-Liability Company Check box if a Restricted Limited-Liability Company 2. Registered Agent for Service of Process: (check only one box) Commercial Registered Agent: NATIONAL REGISTERED AGE-SEE ATTACHED Name Noncommercial Registered Agent OR Office or Position with Entity (name and address below) (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Nevada Street Address City Zip Code Nevada Mailing Address (If different from street address) City Zip Code 3. Dissolution Date: (optional) Latest date upon which the company is to dissolve (if existence is not perpetual): 4. Management: (required) Company shall be managed by: Manager(s) OR Member(s) (check only one box) 5. Name and Address of each Manager or Managing Member: (attach additional page if more than 3) 1) The Ensign Group, Inc. Name 27101 Puerta Real, Suite 450 Mission Viejo CA 92691 Street Address City State Zip Code 2) Name Street Address City State Zip Code 3) Name Street Address City State Zip Code 6. Name, Address and Signature of Organizer: (attach additional page if more than 1 organizer) Daniel H. Walker CHAD KETCH Name Organizer Signature 27101 Puerta Real, Suite 450 Mission Viejo CA 92691 Address City State Zip Code 7. Certificate of Acceptance of Appointment of Registered Agent: I hereby accept appointment as Registered Agent for the above named Entity. Jose Castellanos, Asst, Secretary 10/16/2009 Authorized Signature of registered Agent or On Behalf of Registered Agent Entity Date Nevada Secretary of State NRS 86 DLLC Articles Revised 9-9-10 This form must be accompanied by appropriate fees.

INITIAL/ANNUAL LIST OF MANAGERS OR MANAGING MEMBERS AND STATE BUSINESS LICENSE APPLICATION OF:

RIO GRANDE HEALTH HOLDINGS LLC

NAME OF LIMITED-LIABILITY COMPANY

ENTITY NUMBER
E0550362009-0

100401

FOR THE FILING PERIOD OF OCT, 2013 TO OCT, 2014

USE BLACK INK ONLY - DO NOT HIGHLIGHT

****YOU MAY FILE THIS FORM ONLINE AT www.nvsilverflume.gov****

☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

Filed in the office of
Ross Miller
Secretary of State
State of Nevada

Document Number
20140485959-57
Filing Date and Time
07/03/2014 12:37 PM
Entity Number
E0550362009-0

(This document was filed electronically.)

ABOVE SPACE IS FOR OFFICE USE ONLY

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all manager or managing members. A **Manager, or if none, a Managing Member** of the LLC must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional managers or managing members, attach a list of them to this form.
3. Return completed form with the fee of $125.00. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.
4. State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. **Ordering Copies:** If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. **A copy fee of $2.00 per page** is required for **each additional copy** generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing.

ANNUAL LIST FILING FEE: $125.00 LATE PENALTY: $75.00 (if filing late) BUSINESS LICENSE FEE: $200.00 LATE PENALTY: $100.00 (if filing late)

CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW

☐ Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. Exemption code: ☐

NOTE: If claiming an exemption, a notarized Declaration of Eligibility form must be attached. Failure to attach the Declaration of Eligibility form will result in rejection, which could result in late fees.

NRS 76.020 Exemption Codes
001 - Governmental Entity
005 - Motion Picture Company
006 - NRS 680B.020 Insurance Co.

NAME	MANAGER OR MANAGING MEMBER		
CTR PARTNERSHIP, L.P.			
ADDRESS	CITY	STATE	ZIP CODE
27101 PUERTA REAL, STE 400 , USA	MISSION VIEJO	CA	92691
NAME	MANAGER OR MANAGING MEMBER		
ADDRESS	CITY	STATE	ZIP CODE
NAME	MANAGER OR MANAGING MEMBER		
ADDRESS	CITY	STATE	ZIP CODE
NAME	MANAGER OR MANAGING MEMBER		
ADDRESS	CITY	STATE	ZIP CODE

None of the managers or managing members identified in the list of managers and managing members has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of a manager or managing member in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X WILLIAM WAGNER

Signature of Manager, Managing Member or Other Authorized Signature

Title: CHIEF FINANCIAL OFFICER

Date: 7/3/2014 12:37:05 PM

Nevada Secretary of State List ManorMem
Revised: 8-8-13